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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 11, 2000



                        LEAP WIRELESS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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
            DELAWARE                         0-29752                      33-0811062
  (STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER IDENTIFICATION NO.)
       OF INCORPORATION)


   10307 PACIFIC CENTER COURT, SAN DIEGO, CALIFORNIA                          92121
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 882-6000
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        This Current Report on Form 8-K is filed by Leap Wireless International,
Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

        On January 11, 2000, the Company entered into an amendment to its common stock purchase agreement with Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington"), amending one provision of the agreement to increase from $25 million to $40 million the maximum aggregate amount of call options the Company may grant to Acqua Wellington in connection with the initial draw down under the agreement. All other terms of the common stock purchase agreement, dated December 20, 2000, remain the same.

        The foregoing description of the amendment is qualified in its entirety by reference to the First Amendment to Common Stock Purchase Agreement, dated as of January 11, 2001, by and between the Company and Acqua Wellington, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference. The common stock purchase agreement was filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on December 21, 2000.

ITEM 7.  EXHIBITS.

(c) Exhibits.

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
         Exhibit
          Number                           Description of Exhibit
          ------                           ----------------------
         10.1 First Amendment to Common Stock Purchase Agreement, dated as of January 11, 2001, by and between the Company and Acqua Wellington.
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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2000                LEAP WIRELESS INTERNATIONAL, INC.



                                      By: /s/ JAMES E. HOFFMANN
                                          -------------------------------------
                                          James E. Hoffmann
                                          Senior Vice President, General Counsel
                                          and Secretary

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                                  EXHIBIT INDEX

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
 Exhibit
 Number                               Description of Exhibit
 ------                               ----------------------
 10.1 First Amendment to Common Stock Purchase Agreement, dated as of January 11, 2001, by and between the Company and Acqua Wellington.
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